UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2018, upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of ADMA Biologics, Inc. (the “Company”), the Board of Directors (the “Board”) approved, retroactive to January 1, 2018, the following increases in annual base salary for the Company’s named executive officers as set forth in the table below:

Name	Position	Annual Base Salary, Retroactive to January 1, 2018
Adam S. Grossman	President, Chief Executive Officer and Director	$536,000
Dr. James Mond	Executive Vice President, Chief Scientific Officer and Chief Medical Officer	$401,800
Brian Lenz	Executive Vice President and Chief Financial Officer	$366,800

As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2018, the Compensation Committee and the Board agreed to revisit the named executive officers’ annual base salaries following the Company’s 2018 Annual Meeting of Stockholders.

The raises in base salary for the Company’s named executive officers were approved in order to compensate such individuals at the 50th percentile of the Company’s approved peer group as determined by the independent compensation consultant of the Compensation Committee. The data obtained by the Company’s independent compensation consultants was measured against a group of peer companies chosen following the Company’s acquisition of the Biotest Therapy Business Unit. At the time of the acquisition, it was determined by the Board that no salary increases were to be granted until the Company made progress with its integration and remediation activities. Prior to this increase, the Company’s named executive officers last received raises in January 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 3, 2018	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer